SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

     Surrey, Inc.
                (Name of Registrant as Specified in Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     5)   Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ---------------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     3)   Filing Party:

     ---------------------------------------------------------------------------
     4)   Date Filed:

     ---------------------------------------------------------------------------

                                  SURREY, INC.

                              13110 Trails End Road
                              Leander, Texas 78641

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 30, 1998

                           --------------------------


TO THE SHAREHOLDERS OF SURREY, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Surrey, Inc. a Texas corporation, will be held on Thursday, April 30, 1998 at 10:00 a.m., at Lago Vista Clubs and Resort, 1918 American Drive, Lago Vista, Texas 78645 for the following purposes:

         1. To elect directors to serve for the ensuing year or until their earlier resignation or removal.

         2. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year 1998.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

         EACH OF YOU IS INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON IF POSSIBLE. WHETHER OR NOT YOU ARE ABLE TO ATTEND IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.


                              By Order of the Board of Directors


                              /s/ Mark J. van der Hagen

                              Mark J. van der Hagen
                              Vice President-Finance and Chief Financial Officer


April 1, 1998

                                  SURREY, INC.

                              13110 Trails End Road
                              Leander, Texas 78641

                                 PROXY STATEMENT

                       For Annual Meeting of shareholders
                            to be held April 30, 1998


                             SOLICITATION OF PROXIES

GENERAL

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Surrey, Inc. (the "Company") for use at the Annual Meeting of shareholders on Thursday, April 30, 1998 at 10:00 a.m., at Lago Vista Clubs and Resort, 1918 American Drive, Lago Vista, Texas 78645, and any adjournment or postponement thereof. The approximate date on which this Proxy Statement and form of proxy will first be sent or given to shareholders is April 1, 1998.

RECORD DATE

         Only shareholders of record at the close of business on March 13, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Each share so held entitles the holder to one vote upon each matter to be voted upon. On March 13, 1998, the Company had outstanding 2,472,727 shares of common stock. A quorum, consisting of a majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

REVOCABILITY OR PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time before it is voted. Proxies may be revoked by (a) giving written notice of such revocation to the secretary of the Company at the Company's principal executive office located at 13110 Trails End Road, Leander, Texas 78641, (b) giving another written proxy bearing a later date, or
(c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

VOTING AND SOLICITATION

         All shares represented by proxies which have been properly executed and filed with the secretary of the Company prior to or at the meeting will be voted at the meeting. Where a specification is made by the shareholder as provided in the form of proxy, the shares will be voted in accordance with such specification. If no specification is made, the shares will be voted (i) FOR the election of all of the nominees for director named in this Proxy Statement and
(ii) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 1998.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election appointed for the meeting and will also determine if a quorum is present. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

         The expense of the solicitation of proxies for this Annual Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally by certain of the Company's directors, officers and regular employees, without additional compensation.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

GENERAL

         The property, affairs and business of the Company are managed under the direction of the Board of Directors. A board of five (5) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's five (5) nominees named below, all of whom are presently directors of the Company. The term of office for each person elected as a director will continue until the next Annual Meeting of the shareholders and until a successor shall have been elected and qualified, or until such Director is removed or resigns. All of the nominees named below are presently directors of the Company and have served continuously since the year indicated. All nominees have indicated a willingness to serve if elected.

         All shares represented by proxies which have been properly executed and returned will be voted for the election of the nominees named below, unless other instructions are indicated thereon. In the event any one or more of such nominees should for any reason be unable to serve as a director, it is intended that the enclosed proxy will be voted for such person or persons as may be selected in accordance with the best judgment of the proxy holders named therein.

NOMINEES

         The names of the nominees, all of whom are currently serving as directors of the Company, and certain information about them are set forth below:

NOMINEE                    AGE    POSITION                        DIRECTOR SINCE
-------                    ---    --------                        --------------

John B. van der Hagen       65    Chairman of the Board and CEO        1981
Martin J. van der Hagen     35    President and Director               1997
Mary van der Hagen          57    Secretary and Director               1981
Bruce A. Masucci            37    Director                             1997
G. Thomas MacIntosh         59    Director                             1997

VOTE REQUIRED

         If a quorum is present and voting, directors are elected by a majority of the votes cast for the election of directors at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.


                             INFORMATION CONCERNING
                             DIRECTORS AND NOMINEES

DIRECTORS AND NOMINEES

         The following discussion sets forth certain information for at least the last five years with respect to the directors and nominees of the Company. The Company knows of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee.

                  JOHN B. VAN DER HAGEN is a co-founder of Surrey and has served as a Director since 1981. He served as President of the Company from 1988 until being named Chairman of the Board in September 1997 and CEO in August 1997. From 1981 to 1988 he served as Vice-President of the Company. As Chief Executive Officer, he is responsible for overall Company operations. He has been actively involved in and has had primary responsibility for, marketing and product development since becoming President of the Company in 1988. Prior to joining Surrey, John van der Hagen was President of the Company and founder of Alpine Oil Company. He attended St. Thomas University in St. Paul, Minnesota. John van der Hagen is the father of Martin van der Hagen and Mark van der Hagen, and Mary van der Hagen is his wife.

                  MARTIN J. VAN DER HAGEN was elected as a Director and President of Surrey in September 1997. Prior to that time he served as Executive Vice President of the Company. He has been responsible for manufacturing operations, marketing and product development since becoming Vice President in 1988. He joined the Company in 1985 after attending the University of Texas and receiving a Bachelor of Arts degree in finance. Martin van der Hagen is the son of John and Mary van der Hagen.

                  MARY VAN DER HAGEN was elected to the Board of Directors of Surrey in 1981. She has served as Secretary of the Company from 1981 to the present. From 1981 to April 1997, Ms. van der Hagen was employed on a part-time basis by the Company. She resigned from such employment with the Company in April 1997, but continues to serve as a Director and as

         Secretary. Mary van der Hagen is the wife of John van der Hagen and mother of Martin and Mark van der Hagen.

                  BRUCE A. MASUCCI was elected to the Board of Directors of Surrey in September 1997. Mr. Masucci is currently President of Golden Mile Sales Association, Inc. in Framingham, Massachusetts, a position he has held since 1982. Golden Mile is a manufacturers representative, concentrating in the New England states, which currently represents Surrey in that geographic area. Golden Mile has represented the Company for approximately nine years, and receives compensation from Surrey in the form of sales-based commissions in an amount customarily received by other manufacturers representatives who do business with the Company.

                  G. THOMAS MACINTOSH was elected to the Board of Directors of Surrey in September 1997. Mr. MacIntosh is a member and serves on the Board of Governors of the Minneapolis law firm of Mackall, Crounse & Moore, PLC ("MCM"). He practices in general corporate and business law with an emphasis in franchising and distribution law. Prior to joining MCM in October 1993, Mr. MacIntosh was a partner in the Minneapolis law firm of O'Connor & Hannan. He is a graduate of the University of Minnesota law school.

         Directors of the Company hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified.

ACTIONS AND COMMITTEES OF THE BOARD OF DIRECTORS

         In 1997, the Board of Directors met or took action by unanimous written consent nine times. The Board of Directors has two current standing committees, the Audit Committee and the Compensation Committee. The Audit Committee was formed in September 1997 and the Compensation Committee was formed in March 1998. Neither committee met in 1997. All of the Directors attended at least 75% of the total number of meetings of the Board of Directors during their tenure.

         AUDIT COMMITTEE. The Audit Committee of the Board of Directors is responsible for relations with the Company's independent auditors, for review of internal auditing functions and controls and for review of financial reporting policies to assure full disclosure of financial conditions. The Company's two non-employee directors, Mr. Masucci and Mr. MacIntosh serve on the Audit Committee with Mr. Martin van der Hagen.

         COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors has the power to review, evaluate, monitor and determine compensation of employees of the Company including without limitation salaries and bonuses. The members of the Compensation Committee are Mr. Martin van der Hagen, Mr. Masucci and Mr. MacIntosh.

         The Board currently has no nominating or other standing committees and has no current plans to establish additional committees.

COMPENSATION OF DIRECTORS

         Directors currently do not receive any cash compensation for their services, but nonemployee Directors are entitled to reimbursement for transportation to and from meetings of the

Board of Directors. The Company may pay cash compensation to nonemployee directors in the future. All Directors are eligible to participate in the Company's stock option plans described below. Nonemployee Directors received an automatic initial grant of options to purchase 6,000 shares on December 3, 1997, which will vest over a three-year period. In addition, the nonemployee Directors will receive an annual automatic grant of options to purchase 2,000 shares beginning with their fourth year of service.

EXECUTIVE OFFICERS AND KEY EMPLOYEES WHO ARE NOT DIRECTORS

                  MARK J. VAN DER HAGEN, 41, was elected Vice President of Finance and Treasurer in September 1997. Prior to that time he served as Vice President. His primary responsibility is overseeing Company finances. He also has held positions in retail sales and marketing since joining the Company in 1991. Prior to joining Surrey, he was a Manager of Account Services for First Bank Systems in St. Paul, Minnesota from 1988 to 1991, and a Senior Financial Analyst for The Federal Reserve Bank in Minneapolis from 1980 to 1988. Mark van der Hagen attended the Carlson School of Management at the University of Minnesota and received a Bachelor of Science in Business. Mark van der Hagen is the son of John and Mary van der Hagen.

                  JOSEPH L. BUSICK, 50, joined Surrey in July 1997. As Sales and Marketing Director, his primary responsibilities are to oversee and direct sales and marketing to the Company's retail customers. Before joining Surrey, Mr. Busick held the position of Vice President - Director of Sales and Marketing at CBI Laboratories, Inc., a $30 million personal care manufacturer, from June 1994 to June 1997. Prior to CBI, he was co-owner/President of J. Busick & Col/Cashe' International Inc., an apparel importer and marketing company selling to the mass-chain retail stores. Mr. Busick received a B.S. degree in marketing from the University of North Texas and graduate hours towards an M.B.A. in marketing from Case Western University.

                  DAVID L. WILLS, 40, has been Plant Manager for the Company since 1985. His primary responsibility is plant operations, including production, processing and purchasing. He served as a production assistant prior to being promoted to Plant Manager. Mr. Wills supervised production for a midwestern agricultural processing plant before joining Surrey, Inc. in 1981. Mr. Wills attended Western Washington University.

                  JON M. HYSICK, 38, has been Operations Manager for the Company since 1993. His primary responsibilities are scheduling purchasing of raw materials, scheduling production and cost control. He served as purchasing supervisor prior to his promotion to Operations Manager. He was assistant manger of loans and collections for Commercial Credit Corporation in Austin, Texas from 1988 until he joined Surrey in 1992. Mr. Hysick attended the University of Texas.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

          The following table sets forth certain information regarding compensation for the fiscal year ended December 31, 1997 and the prior three years earned by or paid to the current Chief Executive Officer, the former Chief Executive Officer and the only other executive officer who was serving at the end of the most fiscal year whose annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           ------------------------------------------------------------------------------------------------------
                                                 Annual Compensation                Long-Term Compensation
                                     ------------------------------------------   --------------------------
                                                                                  Restricted      Securities
  Name and Principal       Fiscal                              Other Annual          Stock         Underlying       All Other
       Principal            Year     Salary($)    Bonus($)  Compensation ($)(1)   Award(s)($)   Options/SARs(#)  Compensation ($)
---------------------------------------------------------------------------------------------------------------------------------
John B. van der Hagen,      1997     $125,000     $25,000        $17,000              ---           50,000              ---
Chairman and CEO(2)
                           ------------------------------------------------------------------------------------------------------
                            1996     $125,000     ---            $17,000              ---           ---                 ---
                           ------------------------------------------------------------------------------------------------------
                            1995     $125,000     $10,000        $17,220              ---           ---                 ---
---------------------------------------------------------------------------------------------------------------------------------
James K. Olson (3)          1997     $125,000     ---            ---                  ---           ---                 ---
                           ------------------------------------------------------------------------------------------------------
                            1996     $125,000     ---            $12,780              ---           ---                 ---
                           ------------------------------------------------------------------------------------------------------
                            1995     $125,000     $10,000        $16,800              ---           ---                 ---
---------------------------------------------------------------------------------------------------------------------------------
Martin van der Hagen        1997     $83,000      $25,000        $6,000               ---           75,000              ---
                           ------------------------------------------------------------------------------------------------------
                            1996     $73,000      ---            $6,000               ---           ---                 ---
                           ------------------------------------------------------------------------------------------------------
                            1995     $63,000      ---            $6,000               ---           ---                 ---
---------------------------------------------------------------------------------------------------------------------------------

--------------------------

(1)      Represents automobile allowance for such years.

(2) Elected CEO in August 1997; served as President of the Company from 1981 to August 1997.

(3) Resigned as CEO and director in August 1997, served as a consultant to the Company until December 1997. See "Certain Relationships and Related Transactions."

STOCK OPTIONS

         The following table provides certain information with respect to stock options granted under the Company's 1997 Long-Term Incentive Plan in fiscal 1997 to the Named Executive Officers.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

-------------------------------------------------------------------------------------------------------------------
                                                          Percent of Total
                              Number of Securities           Option/SARs
                            Underlying Options/SARs      Granted to Employees   Exercise of Base
Name                               Granted (#)           in Last Fiscal Year      Price ($/sh)     Expiration Date
-------------------------------------------------------------------------------------------------------------------
John B. van der Hagen,             50,000 (1)                   17.4%                 $4.40        December 3, 2002
Chairman and CEO
-------------------------------------------------------------------------------------------------------------------
James K. Olson                         ---                       ---                    ---                    ---
-------------------------------------------------------------------------------------------------------------------
Martin van der Hagen                 75,000 (2)                 26.1%                 $4.00        December 3, 2007
-------------------------------------------------------------------------------------------------------------------


------------------------

(1) The grant date of the options was December 3, 1997. The options granted to John van der Hagen become exercisable 25% on each anniversary of the grant date for each of the four years immediately succeeding the grant date.

(2) The grant date of the options was December 3, 1997. The options granted to Martin van der Hagen become exercisable 20% on each anniversary of the grant date for each of the five years immediately succeeding the grant date.


EMPLOYMENT AGREEMENTS WITH CEO AND PRESIDENT

                        The Company entered into an employment agreement with each of John van der Hagen, CEO, and Martin van der Hagen, President, in December 1997. Each such agreement provides for an increase in such officer's minimum annual base salary, as follows: (a) for 1998, such base salary will be increased to $150,000, provided the Company's gross sales for such year are at least $12 million; and (b) for 1999, such base salary will be increased to $175,000, provided the Company's gross sales for such year are at least $15 million. In addition, each such officer is entitled to receive an annual bonus for each of 1998 and 1999 not to exceed $20,000, unless the Company exceeds the following income goals: if the Company's after tax income exceeds $1,000,000 for calendar year 1998, each such officer may receive an annual bonus in excess of $20,000; and if the Company's after tax income exceeds $1,300,000 for calendar year 1999, each such officer may receive an annual bonus in excess of $20,000. Each such officer is also entitled to an annual automobile allowance, to participate in the Company's stock option and other benefit plans, and to a bonus in accordance with Company policy in effect from time to time, if any. The Company does not have employment agreements with any of its other key personnel. However, as part of its effort to expand its marketing and sales force, the Company may enter into employment agreements with employees hired in the future.

1997 LONG-TERM INCENTIVE PLAN

         In September 1997, the Board of Directors and shareholder of the Company adopted the 1997 Long-Term Incentive Plan (the "Plan") to provide for the granting of stock options and other incentive awards to key employees and employee directors of the Company. The Company has reserved 350,000 shares of its Common Stock for issuance under the Plan.

         The Plan may be administered by a committee of the Board of Directors which consists of a majority of "nonemployee directors," as defined under applicable securities laws, or the full Board acting as a committee (collectively, "Committee"). The Plan is currently administered by the entire Board acting as the Committee. Employees of the Company, including directors who are current employees, are eligible to receive awards of options to purchase Common Stock ("Options"), stock appreciation rights ("Stock Appreciation Rights" or "Rights"), restricted stock of the Company ("Restricted Stock"), or performance awards ("Performance Awards"), or any combination thereof, pursuant to the Plan. The Committee has the discretion to select eligible employees to whom awards will be granted and establish the type, price, amount, size and terms of awards, subject in all cases to the provisions of the Plan and the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). Options, Rights, Restricted Stock and Performance Awards are hereinafter referred to as "Awards."

         Options may be incentive stock options qualified under Section 422 of the Code ("Incentive Stock Options"), options not so qualified ("Nonqualified Stock Options") or a combination of both. The exercise price of an Incentive Stock Option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted; provided, however, that if the optionee owns 10% or more of the voting rights of all of the Company's stock, the exercise price of an Incentive Stock Option cannot be less than 110% of the fair market value of the Common Stock on the date the option is granted and the term cannot exceed five years. The Company will not issue any option or warrant with an exercise price of less than 85% of the fair market value of the underlying Common Stock on the date of grant.

         Stock options for the purchase of 287,500 shares of Common Stock were granted to 17 employees effective as of December 3, 1997 (the "Grant Date"). Except as described below, the exercise price of these options is $4.00 per share, and each of these Options becomes exercisable in five equal installments commencing on the first anniversary of the Grant Date. Options granted to John van der Hagen, as a holder of greater than 10% of the voting shares, have an exercise price of 110% of such price, vest over a four year period, and expire at the end of five years. Each of these Options generally provides for forfeiture of any nonvested portion upon termination of employment and expiration of any nonexercised options three months after termination of employment (or one year after the employee's death or disability), and expires on the tenth anniversary of the Grant Date.

1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

         In September 1997, the Board of Directors and shareholder of the Company adopted the 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the granting of stock options to directors of the Company who are not employees. These Options do not qualify as incentive stock options under Section 422 of the Code. The Company has reserved 100,000 shares of its Common Stock for issuance under the Directors' Plan.

         The Directors' Plan is administered by the Company's Board of Directors as a whole. Non-employee directors receive automatic, nondiscretionary awards upon initial election to the Board of 6,000 options to purchase Common Stock ("Options") pursuant to the Directors' Plan, vesting over a three year period. In addition, upon election to a fourth and each subsequent term, each non-employee director receives an automatic annual grant thereafter of options to purchase 2,000 shares, which are immediately exercisable. Each Option specifies the expiration date, which may not exceed ten years from the date the Option is granted. The exercise price of an Option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted.

         Stock options for the purchase of 6,000 shares of Common Stock were granted to each of three non-employee directors effective as of December 3, 1997 (the "Grant Date"), and vest over a three-year period. The exercise price of the initial options is $4.00 per share. Each of the Options generally provides for forfeiture of any nonvested portion if such holder ceases to be a director and expiration of any nonexercised option three months after an optionee ceases to be a director (or one year after the director's death), and expires on the tenth anniversary of the Grant Date. See also "Principal shareholders."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of March 13, 1998, certain information with respect to the beneficial ownership of the Common Stock (i) by each person who is known by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock, (ii) by each of the Company's Named Executive Officers and each Director and nominee, and (iii) by all current executive officers, Directors and nominees as a group. Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown.

                                                       Shares         Percent
                                                    Beneficially        of
         Name and Address(1)(2)                        Owned          Class(5)
         ----------------------                        -----          --------


         John B. van der Hagen(3)                     885,727(4)      35.8%

         Martin J. van der Hagen(3)                   200,000          8.1%

         Mary van der Hagen(3)                        885,727(4)      35.8%

         Bruce A. Masucci(3)                              --0--        --0--
             Golden Mile Sales
                Associates, Inc.
             225 Worcester Road
             Framingham, MA 01701


         G. Thomas MacIntosh(3)                           --0--        --0--
             Mackall, Crounse & Moore, PLC
             1400 AT&T Tower
             901 Marquette Avenue
             Minneapolis, MN 55402

         All directors and executive officers
         as a group (6 persons)(3)                  1,118,727(6)      45.2%

-----------------------

(1) Unless otherwise noted, the business address of each person listed above is at the Company, 13110 Trails End, Leander, Texas 78641.

(2) One of the Named Executive Officers, James K. Olson, currently owns no shares of Common Stock and resigned as an officer and director in August, 1997. See "Certain Relationships and Related Transactions."

(3) Options to purchase shares under the Company's stock option plans have been granted as follows, effective as of December 3, 1997: John van der Hagen, 50,000 options; Martin van der Hagen, 75,000 options; Mary van der Hagen, 6,000 options; Mr. Masucci, 6,000 options; Mr. MacIntosh 6,000 options; and all executive officers and directors as a group, 193,000 options. No such options will be exercisable prior to one year from the effective date of grant and are therefore not included in the above table.

(4) Includes 884,727 shares and 1,000 Warrants to purchase Common Stock which are currently exercisable owned as joint tenants by John van der Hagen and Mary van der Hagen.

(5) Applicable ownership is based on 2,472,727 shares outstanding as of March 13, 1998, together with outstanding Warrants, where applicable, for such holder. The Company has outstanding Warrants to purchase 675,000 shares of Common Stock, all of which are currently exercisable at $4.40 per share.

(6) Includes 1,116,727 shares and 2,000 Warrants that are currently exercisable.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK PURCHASE AGREEMENT AND CONSULTING AGREEMENT WITH JAMES K. OLSON

         On August 15, 1997, the Company purchased from one of its founders, and former chief executive officer and director, James K. Olson, 1,122,727 shares of Common Stock from Mr. Olson, representing 50% of the outstanding shares at that time, for $1,250,000. The purchase price for such shares, which was determined by negotiations between the Company and Mr. Olson and was not based on cash flow or earning per share, was paid by the Company with a non-interest bearing promissory note ("Purchase Note"). The principal of the Purchase Note was paid in December 1997 out of the net proceeds of the Company's initial public offering.

         In connection with the purchase of Mr. Olson's shares, both Mr. Olson and his wife resigned as directors of the Company; Mr. Olson resigned as chief executive officer; the Company paid in December 1997 all principal and interest owed pursuant to a note ("Promissory Note") due to Mr. Olson, in the outstanding amount of $99,828.53, out of the net proceeds of the Company's initial public offering; the Company and John van der Hagen, current CEO of the Company, agreed to indemnify Mr. and Mrs. Olson against certain liabilities, including any such liabilities incurred by Mr. and Mrs. Olson in connection with guaranteeing approximately $1,600,000 of the Company's bank loans and approximately $150,000 of the capital lease obligations of the Company.

         In addition, Mr. Olson, who had served as chief executive officer and chief financial officer of the Company since 1981, entered into a consulting agreement with the Company, pursuant to which Mr. Olson provided advice with respect to financial and administrative affairs of the Company. For such services, the Company paid Mr. Olson, during the term of the agreement, an annual fee of $125,000 payable bi-weekly, as well as certain out-of-pocket expenses for business entertaining and travel, car insurance and maintenance, and dues and subscription to business publications. The consulting agreement terminated in December 1997 upon the payment in full of the Purchase Note and the Promissory Note.

PAYMENT OF PROMISSORY NOTE TO OFFICER

         In December 1997, the Company paid to John van der Hagen all amounts of principal and interest owed to Mr. van der Hagen pursuant to a promissory note in the aggregate amount of $99,828.53. The promissory note, dated March 11, 1986, was in the original principal amount of $100,000 with an interest rate of 12%.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's directors, its executive officers and any persons holding more than 10% of outstanding Common Stock are required to file reports concerning their initial ownership of

Common Stock and any subsequent changes in that ownership. The Company believes that the filing requirements for the last fiscal year were satisfied. In making this disclosure, the Company has relied solely on the written representations of its directors, executive officers and beneficial owners of more than 10% of Common Stock and copies of the reports that they have filed with the Securities and Exchange Commission.


                                  PROPOSAL TWO

              RATIFICATION AND APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed the firm of Ernst & Young LLP as independent public auditors to audit the books, records and accounts of the Company for the fiscal year ending December 31, 1998.

         Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.

VOTE REQUIRED

         The affirmative vote of not less than a majority of the common stock represented either in person or by proxy and entitled to vote at the meeting will be required to ratify the appointment of the independent auditors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     On December 2, 1996, the Company's Board of Directors approved the engagement of the independent certified public accounting firm of Ernst & Young LLP to audit the financial statements of the Company. Accordingly, the engagement of James M. Betty, Certified Public Accountants as of the Company's independent auditors was discontinued, and James M. Betty, Certified Public Accountants did not issue any reports upon which the Company has relied in either of the two most recent fiscal years.

     There were no disagreements between the Company and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report. In addition, there were no disagreements between the Company and its former accountant James M. Betty, Certified Public Accountants on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of James M. Betty, Certified Public Accountants, would have caused James M. Betty, Certified Public Accountants to make reference to the matter in their report.

                            PROPOSALS OF SHAREHOLDERS

         Any proposal of a shareholder of the Company intended to be presented at the Annual Meeting of shareholders in 1999 must be received at the Company's office on or before December 2, 1998 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.


                             FINANCIAL INFORMATION;
                          ANNUAL REPORT ON FORM 10-KSB

         The Company's 1997 Annual Report to Shareholders, including but not limited to the balance sheets as of December 31, 1997 and December 31, 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for the two years ended December 31, 1997, accompanies these materials. A copy of the 1997 Annual Report to Shareholders may be obtained without charge upon request. In addition, the Company will provide without charge to any shareholder solicited hereby, upon written request of such shareholder, a copy of its 1997 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. Requests should be directed to the Chief Financial Officer, Surrey, Inc., 13110 Trails End Road, Leander, Texas 78641.


                                  OTHER MATTERS

         At the date of this Proxy Statement, the Board of Directors knows of no other matters which may come before the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxies received by the Company in accordance with their judgment on such matters.



                              By Order of the Board of Directors


                              /s/ Mark J. van der Hagen

                              Mark J. van der Hagen
                              Vice President-Finance and Chief Financial Officer

April 1, 1998

                                  SURREY, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 30, 1998

The undersigned, revoking all prior proxies, hereby appoints John B. van der Hagen and Martin van der Hagen, or either of them, as Proxy or Proxies, with full power of substitution and revocation, to vote all shares of stock of Surrey, Inc. standing of record in the name of the undersigned at the close of business on March 13, 1998 at the Annual Meeting of Shareholders to be held on April 30, 1998, or at any adjournment thereof, upon the following matters:

1. Election of the following nominees as directors: John B. van der Hagen, Martin van der Hagen, Mary van der Hagen, Bruce Masucci and G. Thomas MacIntosh.

    [ ] (FOR ALL     [ ] (WITHHELD FOR    FOR ALL NOMINEES EXCEPT THE FOLLOWING:
        NOMINEES)        ALL NOMINEES)    (Mark no box and write the name(s) of
                                          the nominee(s) withheld in the space
                                          provided below.)


    ----------------------------------------------------------------------------

2. Ratification of appointment of Ernst & Young LLP as independent auditors for fiscal year 1998.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

    In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.


                     (PLEASE SIGN AND DATE ON REVERSE SIDE)

                           (CONTINUED FROM OTHER SIDE)


Please mark, date, sign and mail this proxy promptly in the enclosed envelope.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Surrey, Inc., and the proxy statement furnished therewith dated April 1, 1998.


                                        Date                              , 1998
                                            ------------------------------


                                        ----------------------------------------


                                        ----------------------------------------
                                        Signature


                                        Please sign your name exactly as it
                                        appears to the left. In the case of
                                        shares owned in joint tenancy or as
                                        tenants in common, all should sign.
                                        Fiduciaries should indicate their title
                                        and authority.